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                                                                 EXHIBIT 10.25

                               THIRD AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment ("Amendment") amends that certain Credit Agreement ("Agreement") by and between IMPERIAL BANK ("Bank") and OBAGI MEDICAL PRODUCTS, INC. ("Borrower") dated as of March 22, 2000, as follows:


1.   Section 4.07 is amended in its entirety to read as follows:

          "4.07 COVERAGE RATIO. Maintain on a quarterly basis a Coverage Ratio of not less than 1.25 to 1.00 beginning with the period ending December 31, 2000, and 1.50 to 1.00 beginning with the period ending March 31, 2001, and continuing thereafter, all as measured on a rolling four quarter basis, wherein the numerator shall be net income plus depreciation, amortization, and non-cash expense resulting from the issuance of stock options; and the denominator shall be the sum of the current maturities of all long-term debt (including subordinated debt), with the exception of the ABL, preferred stock or preferred stock dividends; all as computed and determined in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower."

2.   Section 4.09 is restated in its entirety to read as follows:

          "4.09 BASE BUSINESS REVENUE. Maintain Base Business Revenue of at least $5,500,000 for each of the fiscal quarters ending March 31, 2000, and June 30, 2000; $6,000,000 for the fiscal quarter ending September 30, 2000, and $7,000,000 for the fiscal quarter ending December 31, 2000, and for each fiscal quarter thereafter. "Base Business Revenue" is defined as the ongoing revenue derived from the sale of product lines as such products were offered for sale by Borrower as of December 31, 1999, including acne products."

3. A $1,000 amendment fee is due upon the execution hereof, payment of which will be made by Bank's debit to Borrower's primary demand deposit account with Bank.

4. This Amendment is dated as of December 31, 2000, and the parties hereby confirm that the Agreement as amended is in full force and effect upon execution hereof and upon Bank's receipt of payment as required herein.


IMPERIAL BANK                                  OBAGI MEDICAL PRODUCTS, INC.
("BANK")                                       ("BORROWER")


By:  ___________________________________       By:  ____________________________
    Clinton E. Anderson, Vice President



                                               By:  ____________________________